UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 15, 2013

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

EnteroMedics Inc. (the “Company”) announced today that Paul Klingenstein resigned from its Board of Directors on July 15, 2013. Paul became a director before the Company’s initial public offering as a representative of one of the early investment groups. His resignation has been under consideration for some period of time and is a part of the transition of the Board as the Company moves through the FDA premarket approval process toward commercialization in the United States.

In his resignation, Mr. Klingenstein said “I’m confident that our therapies will make important contributions to patients, and, as always, will continue to help in any way possible.” The Nominating and Governance Committee has no current plans to recommend a replacement for Mr. Klingenstein.

“Paul has been an important contributor to our development and continues as a friend to the Company and to me personally. We wish him all the best as he continues to lead Aberdare Ventures,” said Mark B. Knudson, Ph.D., Chairman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Senior Vice President, Chief Financial Officer and Chief Operating Officer

Date: July 18, 2013